EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in Registration Statement No. 333-22571 of Edge Petroleum on Form S-8 of our report dated February 18, 2000, appearing in the Annual Report on Form 10-K of Edge Petroleum Corporation for the year ended December 31, 1999.

/S/ Deloitte & Touche LLP

Houston, Texas
March 20, 2000